Tidal Trust III 485BPOS

Exhibit 99(g)(xvi)

EIGHTEENTH AMENDMENT TO THE

TIDAL TRUST III

CUSTODY AGREEMENT

THIS EIGHTEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of July 11, 2024, as amended (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Alki Consolidated Income ETF

●	VistaShares Defense Supercycle ETF

●	VistaShares Robotics Supercycle ETF

●	VistaShares Shield Diversified Commodity Enhanced Protection ETF

●	VistaShares Shield Diversified Equity Enhanced Protection ETF

●	VistaShares Shield Diversified Income Enhanced Protection ETF

●	VistaShares Shield MSCI EAFE Enhanced Protection ETF

●	VistaShares Shield MSCI EM Enhanced Protection ETF

●	VistaShares Shield Nasdaq 100 Enhanced Protection ETF

●	VistaShares Shield Russell 2000 Enhanced Protection ETF

●	VistaShares Shield S&P 500 Enhanced Protection ETF

●	VistaShares Space Supercycle ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST III		U.S. BANK NATIONAL ASSOCIATION

By:	/s/Eric Falkeis	By:	/s/Elizabeth Scalf

Name:	Eric Falkeis	Name:	Elizabeth Scalf

Title:	Co-Founder & COO	Title:	Senior Vice President

Date:	6/12/2026	Date:	6/15/2026

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust III

Name of Series:

TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Ninepoint Energy Income ETF
Ninepoint Energy ETF
Ned Davis Research 360° Core Equity ETF
Ned Davis Research 360° Dynamic Allocation ETF
Fundstrat Granny Shots US Large Cap ETF
The BeeHive ETF
NestYield Total Return Guard ETF
NestYield Dynamic Income Shield ETF
NestYield Visionary ETF
USCF Daily Target 2X Copper Index ETF
Battleshares™ NVDA vs INTC ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF
PEO Quest Liquid PE Replication ETF
World Dynamic Momentum Leaders ETF
VistaShares Target 15 USA Momentum Income ETF
VistaShares Target 15 USA Value Income ETF
VistaShares Target 15 USA Quality Income ETF
VistaShares Target 15 USA Low Volatility Income ETF
VistaShares Target 15 Berkshire Select Income ETF
Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF
Alpha Brands™ Consumption Leaders ETF
VistaShares Animal Spirits Strategy ETF
Azoria Golden Age ETF
Defiance Bitcoin vs Ether ETF
Defiance Ether vs Bitcoin ETF
Defiance Bitcoin vs Gold ETF
Defiance Gold vs Bitcoin ETF
VistaShares Target 15 ACKtivist Select Income ETF
VistaShares ACKtivist Select ETF
VistaShares BigShort Select ETF
VistaShares Target 15 BigShort Select Income ETF
VistaShares DRUKMacro Select ETF
VistaShares Target 15 DRUKMacro Select Income ETF

VistaShares Berkshire Select ETF

VistaShares DRUKMacro Select ETF

VistaShares Target 15 DRUKMacro Select Income ETF

NovaTide Flexible Allocation ETF

Stoneport Advisors Commodity Long Short ETF

Fundstrat Granny Shots US Small- & Mid-Cap ETF

Fundstrat Granny Shots US Large Cap & Income ETF

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF

VistaShares IPO and Income ETF

VistaShares Bitcoin Treasury Income ETF

VistaShares Ethereum Treasury Income ETF

VistaShares Ethereum Treasury ETF

VistaShares Target 15™ International Innovators Distribution ETF

VistaShares Target 15™ European High Dividend Payers Distribution ETF

VistaShares Target 15™ Global 100 Distribution ETF

VistaShares Target 15™ S&P 100 Distribution ETF

VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Champions Distribution ETF

VistaShares DIVBoost Sector Distribution ETF

VistaShares DIVBoost High Yield Bond Distribution ETF

VistaShares DIVBoost REIT Distribution ETF

VistaShares DIVBoost Energy Distribution ETF

VistaShares DIVBoost Utilities Distribution ETF

VistaShares TEPRTantrum Contrarian Select ETF

VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF

VistaShares TPLoeb Event Driven Select ETF

VistaShares Target 15 TPLoeb Event Driven Distribution ETF

VistaShares TIGR Cub NextGen Select ETF

VistaShares Target 15 TIGR Cub NextGen Distribution ETF

VistaShares LAFFTech Select ETF

VistaShares Target 15 LAFFTech Distribution ETF

VistaShares HRVD Select ETF

VistaShares Target 15 HRVD Distribution ETF

VistaShares GATE Endowment Select ETF

VistaShares Target 15 GATE Endowment Distribution ETF

VistaShares Gulf Sovereign Select ETF

VistaShares Target 15 Gulf Sovereign Distribution ETF

VistaShares Nordic Wealth Select ETF

VistaShares Target 15 Nordic Wealth Distribution ETF

RCN Pareto Strategic Allocation ETF

U.S. Defense ETF

Worth Charting Options Income ETF

Alki Consolidated Income ETF

VistaShares Defense Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Shield Diversified Commodity Enhanced Protection ETF

VistaShares Shield Diversified Equity Enhanced Protection ETF

VistaShares Shield Diversified Income Enhanced Protection ETF

VistaShares Shield MSCI EAFE Enhanced Protection ETF

VistaShares Shield MSCI EM Enhanced Protection ETF

VistaShares Shield Nasdaq 100 Enhanced Protection ETF

VistaShares Shield Russell 2000 Enhanced Protection ETF

VistaShares Shield S&P 500 Enhanced Protection ETF

VistaShares Space Supercycle ETF